Exhibit 10.3

DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made the ____ day of _____________

BETWEEN:

(1)	ReNew Energy Global plc, a public limited company registered in England and Wales with company number 13220321, whose registered office is at [•] (the “Company”); and

(2)	of (the “Indemnified Person”).

WHEREAS

(A)	The Indemnified Person is a director or officer of the Company.

(B)	The Company has agreed to indemnify the Indemnified Person on the terms and conditions set out in this Deed.

(C)	The arrangements contemplated by this Deed are within the scope of permitted directors’ and officers’ indemnities under the Companies Act 2006, as amended (the “Companies Act”).

(D)	The Company has further agreed to maintain appropriate directors’ and officers’ liability insurance for the benefit of the Indemnified Person.

NOW THIS DEED WITNESSETH as follows:

1.	INDEMNITY

1.1

Subject to the terms of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Indemnified Person may otherwise be entitled, indemnify and hold the Indemnified Person harmless against any liability of the Indemnified Person arising out of, or in connection with:

(a)

the actual or purported exercise of, or failure to exercise or alleged failure to exercise, any of the Indemnified Person’s powers, duties or responsibilities as a director, officer or agent (or equivalent position under the laws of any relevant jurisdiction) of the Company or any subsidiary of the Company (as defined in section 1159 and Schedule 6 of the Companies Act) (a “Subsidiary”); or

(b)

any actual or alleged negligence, default, breach of duty, breach of trust, error, misstatement, misleading statement, omission, breach of warranty of authority or other act by the Indemnified Person in relation to the Company or any Subsidiary arising out of any matter claimed against the Indemnified Person in his or her personal capacity and/or as a director or officer (or equivalent position under the laws of any jurisdiction) of the Company or of any Subsidiary, including (but not limited to) the properly incurred and documented costs and expenses incurred by the Indemnified Person (including properly incurred and documented costs and expenses of counsel to the Indemnified Person), in his or her capacity as a director or officer (or equivalent position under the laws of any relevant jurisdiction of any Subsidiary), in respect of all claims, investigations, actions and proceedings, whether civil, criminal or regulatory, brought or threatened, and dealing with any related proceedings including (without limitation) defending any extradition, hearing, bringing any appeals and applying for bail, in connection with any application for relief under any statutory or regulatory provision, or arising out of any required attendance by the Indemnified Person at any investigation into the affairs of the Company or of any Subsidiary by any judicial, governmental, regulatory, or similar body, or participating as a witness in any of the foregoing (“Claims”), and any losses, (including any direct, indirect or consequential losses and all interest, taxes (including, without limitation, all taxes on gross or net income, profits and gains and all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any payroll taxes (including any national insurance or social security contributions and any apprenticeship levy) (“Tax”)), damages, fines, interest, penalties, liabilities, judgments, settlements, compensation or other awards arising in connection with any such Claims (“Losses” or “Loss”), whether threatened, instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction. This Clause is subject to the remaining provisions of this Deed.

1.2

The indemnity in Clause 1.1 above shall be deemed not to provide for, or entitle the Indemnified Person to, any indemnification that would cause this Deed, or any part of it, to be treated as void under the Companies Act or otherwise prohibited by applicable law and, in particular, except as provided in Clause 1.3 of this Deed, shall not provide directly or indirectly (to any extent) any indemnity against:

(a)	any liability incurred by the Indemnified Person to the Company or any Subsidiary or associated company (as defined in section 256 of the Companies Act) (“Associated Company”);

(b)

any liability incurred by the Indemnified Person to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of personal non-compliance with any requirement of a regulatory nature (however arising);

(c)	any liability incurred by the Indemnified Person:

(i)	in defending any criminal proceedings in which such Indemnified Person is convicted;

(ii)	in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against such Indemnified Person; or

(iii)	in connection with any application under section 661(3) or (4) or section 1157 of the Companies Act in which the court refuses to grant such Indemnified Person relief,

where, in any such case, any such conviction, judgment or refusal of relief has become final. Reference in this Clause 1.2 to a conviction, judgment or refusal of relief being “final” shall be construed in accordance with sections 234(4) and (5) of the Companies Act;

(d)

without prejudice to Clause 6, any Losses relating to any Tax (or any damages, fines, interest, penalties, liabilities, judgments, settlements, compensation or other awards arising in connection with such Tax) payable by or chargeable on or in relation to the Indemnified Person in connection with his remuneration or other payments or benefits received from (or to which he is entitled to receive from) the Company or any Subsidiary; or

(e)	any fraud or wilful default by the Indemnified Person as determined by a final decision of a court, tribunal or regulatory authority.

1.3

Without prejudice to the generality of the indemnity set out in Clause 1.1 above, the Company shall, to the fullest extent permitted by English law, within 28 days of a request by the Indemnified Person:

(a)	advance as an interest-free loan; and

(b)	indemnify and hold the Indemnified Person harmless on an “as incurred” basis against all legal and other costs, charges and expenses reasonably incurred or to be incurred:

(a)

in defending Claims including, without limitation, Claims brought by, or at the request of, the Company or any Associated Company and any investigation into the affairs of the Company or any Associated Company by any judicial, governmental, regulatory or other body or against any action proposed to be taken by any such authority, and dealing with any related proceedings including, without limitation, defending any extradition hearing, bringing any appeals and applying for bail (or do anything to enable the Indemnified Person to avoid incurring such expenditure); or

(b)	in connection with any application under section 661(3) or (4) or section 1157 of the Companies Act (or do anything to enable the Indemnified Person to avoid incurring such expenditure),

provided that, in accordance with section 205 of the Companies Act, the Indemnified Person agrees that any such legal and other costs, charges and expenses paid and/or so advanced by the Company shall fall to be repaid, or any liability of the Company under any transaction connected thereto shall fall to be discharged, not later than:

(i)	in the event of the Indemnified Person being convicted in the proceedings, the date when the conviction becomes final;

(ii)	in the event of judgment being given against the Indemnified Person in the proceedings, the date when the judgment becomes final; or

(iii)	in the event of the court refusing to grant the Indemnified Person relief on the application, the date when the refusal of relief becomes final,

without prejudice to the indemnities in Clause 1.1 and Clause 1.3(b), which shall otherwise apply, including upon any proceedings being abandoned, withdrawn, discontinued, settled, subject to a permanent stay or subject to a final determination to which none of paragraphs (i), (ii) or (iii) apply, and any liability of the Company thereunder shall be set-off against any liability of the Indemnified Person to repay the loan pursuant to Clause 1.3(a).

References in this Clause 1.3 to a conviction, judgment or refusal of relief being ‘final’ shall be construed in accordance with sections 205(3) and (4) of the Companies Act.

2.	FURTHER EXCLUSIONS AND LIMITATIONS

2.1

Notwithstanding any other provisions of this Deed, and for the avoidance of any doubt, the Company shall not be liable to indemnify the Indemnified Person against any liability incurred by the Indemnified Person arising out of, based upon or attributable to:

(a)	the gaining by the Indemnified Person of any personal profit or advantage to which the Indemnified Person was not legally entitled; or

(b)	the committing of any dishonest, fraudulent or criminal act by the Indemnified Person.

2.2

For the purpose of determining the applicability of the exclusion in Clause 2.1, the acts of any fellow directors or officers or of any other person shall not be imputed to the Indemnified Person. The exclusion in Clause 2.1(b) shall only apply if and when it is established through a final judgment (within the meaning of Clause 1.2 above) adverse to the Indemnified Person, or any admission by the Indemnified Person that the relevant exclusion applies. Until that time the indemnities and obligations under Clause 1 shall apply as if the exclusion in Clause 2.1 did not exist.

3.	CLAIMING UNDER THE INDEMNITY

3.1	If the Indemnified Person becomes aware of any circumstances which may lead to the Company being required to make any payment under Clause 1, the Indemnified Person shall:

(a)

give written notice to the Company as soon as reasonably practical after receipt of any demand relating to any Claims (or circumstances which may reasonably be expected to give rise to a demand relating to Claims), giving material details available to the Indemnified Person and subject to applicable law, providing copies of all relevant correspondence to the extent the provision thereof would not waive attorney-client privilege;

(b)

take such steps as the Company may reasonably require (at the cost of the Company) to recover Losses under a relevant insurance policy or from such other third party (except for (i) any third party from which recovery of such Losses is contingent on the Indemnified Person having first exhausted the Indemnified Person’s rights to indemnification in respect of the relevant Losses under this Deed, or (ii) any shareholder of the Company that appointed or nominated the Indemnified Person as director or officer of the Company or any Subsidiary thereof, or any affiliate of such shareholder) as may be appropriate;

(c)

to the extent permitted by law, keep the Company informed of all material developments in the progress of any Claims, including providing all such information in relation to any Claims or Losses or any other costs, charges or expenses incurred as the Company may reasonably request; and

(d)	take all such action as the Company (or the Company’s insurers where applicable) may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claims.

3.2

Any failure by the Indemnified Person to comply with the provisions of this Clause 3 shall not relieve the Company of any obligations under this Deed except to the extent that the Company is materially prejudiced thereby.

3.3

Notwithstanding the provisions of this Clause 3, the Indemnified Person shall not be required to provide any documents or information to the Company where doing so would result in a loss of legal privilege in such documents or information or where the Indemnified Person is legally or contractually prevented from providing such documents or information.

3.4	For the avoidance of doubt:

(a)

if a company ceases to be a Subsidiary after the date of this Deed, the Company shall only be liable to indemnify the Indemnified Person in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Subsidiary; and

(b)

the Indemnified Person, as director or officer of any company which becomes a Subsidiary after the date of this Deed, shall be indemnified only in respect of liabilities arising after the date on which that company became a Subsidiary.

4.	TERM

This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the Indemnified Person have expired, or for so long as the Indemnified Person remains liable for any Losses, notwithstanding that such Indemnified Person may have ceased to be a director, officer or agent of the Company or any of its subsidiaries.

5.	DIRECTORS’ AND OFFICERS’ INSURANCE

5.1

The Company shall (at the cost of the Company) provide and maintain, directly or indirectly, “directors’ and officers’” liability insurance (including ensuring that premiums are properly paid) on terms which together are no less favourable than those generally available in the market from time to time for the benefit of the Indemnified Person for so long as any Claims may lawfully be brought against the Indemnified Person and shall provide the Indemnified Person with a copy, or a summary of the terms, of the Company’s “directors’ and officers’” liability insurance policy, to the extent it relates to the Indemnified Person.

5.2

The Company shall give written notice to the Indemnified Person of any changes in such directors’ and officers’ liability insurance cover during the period referred to above as soon as reasonably practicable after such changes become effective.

6.	TAX

6.1

Where any amount payable by the Company under this Deed is subject to Tax (whether in the hands of the Indemnified Person or by way of withholding or deduction from such payment), the Company shall increase the amount paid to the Indemnified Person by such amount as shall ensure that the total amount paid, less the Tax chargeable thereon, is equal to the amount that would otherwise be payable. When calculating the amount of any such Tax, the amount of any Tax deductions, credits or reliefs which are or may be available to the Indemnified Person in respect of the relevant payment under this Deed or in respect of any payment made by the Indemnified Person to a third party in respect of (or in or towards the discharge of) the relevant Loss (but no other deductions, credits, reliefs or payments) is to be taken into account. In the event that any amount is paid to the Indemnified Person under this Deed but a Tax deduction, credit or relief is (or becomes) available to the Indemnified Person in respect of the relevant payment under this Deed or in respect of any payment made by the Indemnified Person to a third party in respect of (or in or towards the discharge of) the relevant Loss, which was not taken into account in calculating the amount payable in respect of the relevant payment under this Deed, the Indemnified Person shall promptly make a payment to the Company of such an amount as is equal to the benefit of such deduction, credit or relief which was not taken into account.

7.	COMMUNICATIONS

7.1	All communications between the parties with respect to this Deed shall be in writing and shall:

(a)

be delivered by hand, or sent by first class prepaid post (or airmail if sent outside the United Kingdom), to the address of the addressee as set out in this Deed or to another address which the addressee notifies for the purpose of this Clause; or

(b)	by email to [ ● ].

7.2	In the absence of evidence of earlier receipt, communications shall be deemed to have been received as follows:

(a)	(if sent by post within the United Kingdom) two Business Days after posting;

(b)	(if sent by post outside the United Kingdom) five Business Days after posting;

(c)	(if delivered by hand) on the day of delivery, if delivered at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day; and

(d)	(if sent by email) at the time of transmission, if received before the close of business hours on a Business Day, and otherwise on the next Business Day.

7.3	For purposes of this Clause, “Business Day” means a day (other than a Saturday or Sunday) on which the clearing banks in the place of receipt are open for business.

7.4	For the purposes of this Clause, “business hours” means between the hours of 10.00 and 18.00 inclusive in the place of receipt.

7.5

In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and stamped and placed in the post or that the facsimile transmission was transmitted to the specified number and confirmatory transmission report received or that the email was sent to the email address specified.

7.6	Communications addressed to the Company shall be marked for the attention of the Company Secretary.

8.	GOVERNING LAW AND JURISDICTION

This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, the laws of England and Wales. Each of the Company and the Indemnified Person irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes (as defined below) and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Clause 8, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

9.	GENERAL

9.1

If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the Indemnified Person to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as illegal, void unenforceable, in whole or in part, under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the Indemnified Person to, any such indemnification, and the Company shall instead indemnify the Indemnified Person against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.

9.2

No variation of this Deed shall be effective unless it is in writing and signed by or on behalf of the parties. If this Deed is varied: (a) the variation shall not constitute a general waiver of any provisions of this Deed; (b) the variation shall not affect any rights, obligations or liabilities under this Deed that have already accrued up to the date of variation; and (c) the rights and obligations of the parties under this Deed shall remain in force, except as, and only to the extent that, they are varied.

9.3	Each of the provisions of this Deed is severable. If and to the extent that any provision of this Deed:

(a)	is held to be, or becomes, invalid or unenforceable under the law of any jurisdiction; but

(b)

would be valid, binding and enforceable if some part of the provision were deleted or amended, then the provision shall apply with the minimum modifications necessary to make it valid, binding and enforceable and neither the validity or enforceability of the remaining provisions of this Deed, nor the validity or enforceability of that provision under the law of any other jurisdiction, shall in any way be affected or impaired as a result of this Clause 9.3.

9.4

The parties shall negotiate in good faith to amend or replace any invalid, void or unenforceable provision with a valid, binding and enforceable substitute provision or provisions, so that, after the amendment or replacement, the commercial effect of the Deed is as close as possible to the effect it would have had if the relevant provision had not been invalid, void or unenforceable.

9.5

The successors and personal representatives of the Indemnified Person shall be entitled to the benefit of this Deed. A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

9.6	This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all counterparts shall together constitute one agreement.

IN WITNESS whereof this Deed has been executed the day and year first above written.

EXECUTED and delivered as a DEED by ReNew Energy Global plc acting by ___________________, a director, in the presence of	) ) ) ) )	Director

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

[Signature page to the indemnity agreement]

SIGNED as a DEED by ___________________ in the presence of:	) ) )

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

[Signature page to the indemnity agreement]